EXHIBIT 10.2

                       ATTORNEY-CLIENT RETAINER AGREEMENT

STATE OF LOUISIANA:
PARISH OF LAFAYETTE:

   This attorney-client agreement entered herein and effective on the 1st day of May, 1998, by and between:

   ENVIRONMENTAL REMEDIATION HOLDING CORPORATION ("ERHC"), a business corporation organized under the laws of the State of Colorado and represented herein by its president and chairman of the Board of Directors, Sam L. Bass, Jr., presently having its principal office at 1686 General Mouton, in Lafayette, Louisiana, sometimes referred to hereinafter as "Client"

                                       and

   CHARLES N. WOOTEN, LTD., a professional law corporation, with offices at 1450 Ridge Road, P.O. Box 60400, Lafayette, Louisiana 70596-0400, represented herein by its president and chief executive officer, Charles N. Wooten, Sr., sometimes hereinafter referred to as "Attorney."

   WHEREAS, the client has neeed for general legal representation in the ordinary course of its business activities and has selected the Attorney because of its reputation and skill in the representation of corporations and other business entities in commercial transactions, litigation, financial matters and particularly oil and gas matters. The Client and Attorney have come to an agreement concerning general legal representation of the Client to be undertaken by the Attorny on a general retainer basis. This agreement reflects the terms and conditions of such engagement of the Attorney as have been agreed to between he parties.

                             Scope of the Engagement

     1. The Attorney shall act as lead counsel to the Client in all litigation matters which are either now pending or commence after the effective date of this agreement. In such litigation matters, even when outside counsel is retained for a given case, the attorney shall supervise all actions taken by outside counsel, direct the course of the same, and shall be responsible for the best interest of the client. Client shall furnish the attorney with all available information requested regarding any such legal matters undertaken so that adequate legal advise and action taken will be at all times in the best interest of the Client.

     2. The Attorney shall advise, counsel and make recommendations to the Client regarding activities or contracts which the Client undertakes with third parties and when necessary draft such legal contracts to consummate such agreements as directed and requested by the Client.

     3. The Attorney shall review all leases for the production of oil and gas properties presently held by the client or which shall com into existence during the term of this agreement and give such legal advise to the Client as may be requested concerning title opinions relating to the subject property, prepare proposed distribution agreements with royalty owners, division orders relating to production, and other opinions and legal curative work regarding the properties as may be necessary for the Client in the ordinary course of its business.

     4. The Attorney shall be responsible to prepare, in whole or part, and/or supervise the preparation of all loan documents as may be necessary and requested for the Client. The Attorney shall also appear for and participate in the negotiation of the terms of such loans and/or other agreements on behalf of the Client as may from time to time be requested by the Client.

     5. The Attorney shall be responsible for supervision of the maintenance of Corporate minutes of meetings of shareholders, meeting of the Board of Directors and at the specific request of the Corporation shall review and comment to the Client concerning all required reporting requirements to be filed with any government agencies.

     6. The Attorney shall advise Client on such matters as my prove necessary to obtain authorization and qualification in any State in the United States to do business therein and prepare the necessary corporate documents to do so when directed by the Client. Additionally, where central or local governmental permits, licenses or concessions are required for specific activity of the Client within a jurisdiction or territory, (within or outside of the United States) upon the request of Client, the Attorney shall inquire about such requirements and report with recommendations to the client as well as render such legal assistance as may be necessary in obtaining such documentation.

     7. Insofar as the State of Louisiana is concerned, the attorney shall, at the direction of the Client, perform the necessary legal services to obtain a certification of authorization to do business therein and to serve as the registered agent for service of process for the Client in the State of Louisiana. As such registered agent, the Attorney shall immediately notify Client as its registered office of any action file against it by third parties or government agencies and to appear therein as Attorney for Client as may prove necessary including the filing of responsive pleadings as directed by the Client.

     8. It is understood between the parties that the Attorney is an independent contractor and legal representative of the Client. At all times herein, it is understood that the Attorney shall not act as any employee or agent of the Client (except as registered agent for the service of process) and may only bind the Client on such matters handled by it as may be specifically directed b the Client through its officers.

                                 Confidentially

     1. At all times during the term of this agreement and thereafter, all legal matters, legal advise, legal services performed, and information obtained therein from the Client or in the course of Client's business shall be confidential and protected by the Attorney to the extend of the attorney client privilege. The Attrney or any of its employees shall not disclose any such privileged information to anyone withour the consent of the Client or its officers.

     2. The Attorney shall not represent anyone having any adverse claim against the Client.

     3. The Attorney shall not represent anyone having a conflict of interest with the Client, except individual officers and/or employees who may be joined in a lawsuit with the Client or sued in their individual capacity for any alleged action taken by them on behalf of the Corporation, and in such cases, only to the extent they are covered by an indemnity agreement with the Client and the Client agrees and consents to such representation in a written direction to the Attorney.

                             Term of the Engagement

                                 A. Primary Term

     1. The primary term of this Attorney-Client Contract is a period of two years from its effective date beginning May 1, 1998 and ending April 30, 2000. During the primary term of this contract, the same may be canceled by either party hereto for cause including default in the terms and obligations undertaken by either party herein.

     2. It is understood between the Client and the Attorney that the legal at all times during this engagement, the services to be performed by the Attorney shall be handled primarily by Charles N. Wooten, Sr., personally, with such assistance from the Attorney's staff as may be necessary.

                    B. Automatic Extension of Term Engagement

     3. It is the intention of the parties that this agreement may be extended for one or more one year terms following the expiration of the primary term. The term of the contract will automatically extend on each anniversary to an additional year unless one of the parties, or both, notifies the other party that it does not desire for the engagement to continue, with or without cause, in writing by U.S. certified or registered mail, at the addresses shown above, on or before thirty days from the then existing termination of the agreement.

                         Consideration of the Engagement

     4. The consideration for this Attorney Engagement Agreement and without which the same would not have been made is as follows:

         a] The Attorney agrees to perform all legal services requested by the Client in an efficient and timely manner and at all times to give the Client first preferential handling of its legal business in priority to all of clients of the Attorney;
         b] The client agrees to immediately cause the issuance of 100,000 unrestricted shares of the common capital stock in Client's corporation to be registered in the name of the Attorney corporation. These shares of capital stock shall be fully earned by the Attorney for past services rendered to Client and as consideration for the execution of this agreement to provide future legal services.
         c] In addition to the above consideration, the Client shall pay the Attorney the sum of $15,000 each month, commencing on the 1st day of May, 1998 and on the 1st day of each month thereafter until the termination of the primary term of this agreement or any automatic extensions thereof. All monthly payment of this retainer shall be considered earned by the Attorney when paid regardless of the actual time employed by the Attorney in any given month.
         d] In addition to the above monthly retainer for legal services to be performed, Client agrees to reimburse the Attorney for all costs and expenses (except employee and staff salaries as well as general office overhead) directly incurred in the performance of his duties, including but not limited to necessary travel expenses, long distance telephone calls, Airborne or Fed Express charges, court costs advanced, deposition cost, expert fees paid, hotel bills, meals and other transportation costs when away from Lafayette, La., on business for the Client. These expenses shall be itemized by the Attorney and billed to the Client on a monthly basis for approval and payment each month as incurred.
         e] In addition to the above retainer fees and monthly expense billings, Client recognizes that certain services may require extraordinary time and expertise fo the Attorney, and in such cases, upon the request of the Attorney, the Client may in advance of such undertaking or thereafter based on the result o such legal services, agree to pay the attorney additional or bonus compensation for its services in the form of contingent fees on a specific undertaking, or in some other method, which such agreement shall be in writing and approved by the Client and the Attorney.

                             Amendments to Agreement

     This Agreement constitutes the entire agreement between the parties. No amendment of this agreement shall be binding on either party hereto unless mutually agreed to in writing and signed by both parties hereto.

     THUS DONE AND SIGNED before me, Notary Public, at Lafayette, Louisiana on this 21st day of April, 1998.

Witnesses                      ERHC
/s/Claudine S.  Desormeau     by: /s/ Sam L.  Bass, Jr.
                              President and Chairman of the Board
/s/Luby  Thomas               CLIENT

                              CHARLES N.  WOOTEN, LTD.
                              by: /s/ Charles N.  Wooten, Sr.
                              President
                              ATTORNEY


                  /s/ Hamilton J. Chauvin, Jr.
                  Notary Public